Exhibit 5.2
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
April 14, 2011
AIMCO Properties, L.P.
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237

Re:	Apartment Investment and Management Company
AIMCO Properties L.P.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to AIMCO Properties, L.P., a Delaware limited partnership (the “AIMCO Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on the date hereof by Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and the AIMCO Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the AIMCO Operating Partnership, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of debt securities (the “Debt Securities”) in one or more series. Debt Securities may be issued under an indenture (each an “Indenture”) entered into or proposed to be entered into among the AIMCO Operating Partnership, Aimco (as guarantor, as applicable) and trustees (the “Trustees”) that have been or will be appointed prior to the issuance of Debt Securities.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
          (i) the Registration Statement;
          (ii) the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the AIMCO Operating Partnership, as amended to date and certified by the Executive Vice President and Chief Financial Officer of AIMCO-GP, Inc., a Delaware corporation and the general partner of the AIMCO Operating Partnership (the “General Partner”);

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          (iii) the Certificate of Incorporation of the General Partner, as amended to date and certified by the Secretary of State of the State of Delaware;
          (iv) the Amended and Restated Bylaws of the General Partner, as amended to date and certified by the Executive Vice President and Chief Financial Officer of the General Partner;
          (v) the Indentures or forms thereof filed as exhibits to the Registration Statement;
          (vi) resolutions adopted by unanimous written consent, dated March 26, 2004, and April 14, 2011, of the Board of Directors of the General Partner (the “Board Resolutions”) relating to the issuance and sale, on a delayed or continuous basis, of the Debt Securities and related matters, including a delegation of authority to certain authorized officers of the General Partner to fix and determine the terms of the Debt Securities; and
          (vii) the Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, (the “Trust Indenture Act”) of the trustee, filed as exhibits to the Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the AIMCO Operating Partnership, and such agreements, certificates of public officials, certificates of officers or other representatives of the AIMCO Operating Partnership and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the AIMCO Operating Partnership, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
     We have also assumed that any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any Debt Securities will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have assumed that any Indenture, when executed, will be in substantially the form reviewed by us. We have also assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the AIMCO Operating Partnership of any Indenture, and any supplemental indenture, officers’ certificate or board resolution pursuant to such Indenture, establishing the terms of any

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Debt Securities, and the performance by the AIMCO Operating Partnership of its obligations under the Indenture and any supplemental indenture to be entered into in connection with the issuance of Debt Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the AIMCO Operating Partnership or its properties are subject, (ii) any law, rule or regulation to which the AIMCO Operating Partnership or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the AIMCO Operating Partnership and others.
     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when: (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the AIMCO Operating Partnership and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the general partner of the AIMCO Operating Partnership have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) any supplemental indenture, officers’ certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities, so as not to violate any

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applicable law, the Partnership Agreement, the Certificate of Incorporation or Amended and Restated Bylaws of the General Partner, or result in a default under or breach of any agreement or instrument binding upon the AIMCO Operating Partnership or any of its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the AIMCO Operating Partnership or any of its properties; (vii) the applicable Indenture has been duly executed and delivered by the parties thereto; and (viii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the AIMCO Operating Partnership, enforceable against the AIMCO Operating Partnership in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies, and (e) the possible deemed unenforceability of the waiver contained in Section 6.12 of the applicable Indenture.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP